UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2010

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2010 Conexant Systems, Inc.’s (the "Company’s") subsidiary, Conexant CF, LLC ("Conexant CF"), amended its Loan and Security Agreement ("Loan Agreement") with Silicon Valley Bank. The Loan Agreement operates in conjunction with an existing Receivables Purchase Agreement, pursuant to which the Company has agreed to sell from time to time certain of the its accounts receivable to Conexant CF, a special purpose entity that is controlled by the Company. The Receivables Purchase Agreement contains representations, warranties, covenants, and indemnities customary for agreements of this type.

The amended Loan Agreement provides for a $20 million credit facility secured by the assets of Conexant CF. Pursuant to a servicing agreement between the Company and Conexant CF, the Company performs collections and administrative functions on behalf of Conexant CF. The credit facility and the related agreements expire December 31, 2013. The financial results of Conexant CF are included in the consolidated financial statements of the Company for financial reporting purposes.

The Loan Agreement provides for a revolving credit facility to finance the cash portion of the purchase price of eligible receivables. The Loan Agreement will be secured by a first-priority security interest in favor of Silicon Valley Bank on all of Conexant CF’s assets, including purchased eligible receivables, cash, accounts and proceeds of the insurance policy referenced below. Outstanding borrowings under the Loan Agreement will bear interest at a rate per annum equal to the Wall Street Journal Prime Rate, plus 0.5% to 2.0% payable weekly on each settlement date. The outstanding principal amount of all borrowings under the Loan Agreement may not exceed the lesser of 80% of the uncollected value of eligible receivables which are eligible for coverage under an insurance policy (which insures the payment of the eligible receivables over political and credit risks) and $20 million. The Loan Agreement contains certain financial covenants applicable to the Company and its subsidiaries on a consolidated basis, including a minimum stockholders’ equity requirement and a minimum cash and cash equivalents requirement.

A copy of the Company's press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release of Resgistrant dated December 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

December 14, 2010	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Resgistrant dated December 15, 2010